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                                                                    EXHIBIT 23.B


(NETHERLAND, SEWELL
& ASSOCIATES, INC. LOGO)



           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


We hereby consent to the incorporation by reference into this Prospectus Supplement to the Prospectus dated February 7, 2002 of GulfTerra Energy Partners, L.P. and the Subsidiary Guarantors listed therein of our reserve reports dated as of December 31, 2000, 2001, and 2002 each of which is included in the Annual Report on Form 10-K of GulfTerra Energy Partners, L.P. for the year ended December 31, 2002. We also consent to the reference to us under the heading of "experts" in such Prospectus Supplement.




                                        NETHERLAND, SEWELL & ASSOCIATES, INC.


                                        By: /s/ Frederic D. Sewell
                                            -----------------------------------
                                            Frederic D. Sewell
                                            Chairman and Chief Executive Officer




Dallas, Texas
May 15, 2003